QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT (d)(2)

STOCKHOLDER TENDER AGREEMENT

        THIS STOCKHOLDER TENDER AGREEMENT is entered into as of August 20, 2003, by and between CUBIC CORPORATION, a Delaware corporation ("Parent"), and                         ("Stockholder").

RECITALS

        A.    Parent, CDA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and ECC International Corp., a Delaware corporation (the "Company"), are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") which provides (subject to the conditions set forth therein) for the offer by Merger Sub to purchase all outstanding shares of the Company Common Stock and the subsequent merger of Merger Sub with and into the Company (the "Merger"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

        B.    In order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder, solely in its capacity as a Stockholder of the Company, is entering into this Stockholder Tender Agreement.

AGREEMENT

        The parties to this Stockholder Tender Agreement, intending to be legally bound, agree as follows:

        SECTION 1.    TENDER AND VOTING OF SHARES

          1.1    Agreement to Tender.    Unless Parent shall otherwise request, the Stockholder hereby agrees to tender, and to cause each member of the Stockholder Group to tender, pursuant to and in accordance with the terms of the Offer, the Subject Securities, and agrees that it will not withdraw or permit the withdrawal of the tender of the Subject Securities in response to the Offer as the Offer may be amended from time to time. Within ten (10) business days after commencement of the Offer, the Stockholder shall, and shall cause each member of the Stockholder Group to, (x) deliver to the depository designated in the Offer (i) a letter of transmittal with respect to the Subject Securities complying with the terms of the Offer, (ii) certificates representing the Subject Securities and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (y) instruct its broker or such other Person who is the holder of record of any Subject Securities beneficially owned by the Stockholder or other member of the Stockholder Group, as applicable, to promptly tender such Subject Securities for exchange in the Offer pursuant to the terms and conditions of the Offer. Provided that the conditions to the Offer are satisfied, or waived by Parent, Parent shall purchase the Subject Securities in accordance with the terms of the Offer.

          1.2    Voting.    Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, at any meeting of stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company, Stockholder shall, and shall cause each member of the Stockholder Group to, unless otherwise directed in writing by Parent, vote the Subject Securities or cause the Subject Securities to be voted (to the extent such securities are entitled to be voted) in such Stockholder's, or member of the Stockholder Group's, sole capacity as a stockholder:

            (a)   against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

            (b)   against any action or agreement that would cause any provision contained in Section 7 or Annex I of the Merger Agreement to not be satisfied; and

            (c)   against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (i) any Acquisition Proposal; (ii) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (iii) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

          1.3    Proxy; Further Assurances.    Contemporaneously with the execution of this Stockholder Tender Agreement, Stockholder shall, and shall cause each member of the Stockholder Group to, execute and deliver to Parent a proxy in the form attached to this Stockholder Tender Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"). Within ten (10) business days after the execution of this Stockholder Tender Agreement, Stockholder shall, and shall cause each member of the Stockholder Group to, cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are Owned by the Stockholder or member of the Stockholder Group, as applicable.

        SECTION 2.    TRANSFER OF SUBJECT SECURITIES

          2.1    Transferee of Subject Securities to be Bound by this Agreement.    Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, and shall not permit any member of the Stockholder Group to, (i) cause or permit any Transfer of any of the Subject Securities to be effected (other than pursuant to the Offer); (ii) tender any of the Subject Securities to any Person (other than Merger Sub and Parent) or (iii) create or permit to exist any Encumbrance with respect to any Subject Securities (other than Encumbrances which do not affect the right to tender such Subject Securities pursuant to the Offer and Encumbrances which do not affect, directly or indirectly, the right of Parent to vote the Subject Securities as provided herein).

          2.2    Transfer of Voting Rights.    Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall ensure that: (a) none of the Subject Securities are deposited into a voting trust; and (b) no proxy is granted other than pursuant hereto, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

        SECTION 3.    REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        Stockholder hereby represents and warrants to Parent as follows:

          3.1    Authorization, etc.     Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Stockholder Tender Agreement and the Proxy and to perform its obligations hereunder and thereunder. This Stockholder Tender Agreement and the Proxy have been duly executed and delivered by Stockholder and constitute legal, valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

          3.2    Conflicts or Consents.

            (a)   The execution and delivery of this Stockholder Tender Agreement by Stockholder and the Proxy by Stockholder and each member of the Stockholder Group do not, and the performance of this Stockholder Tender Agreement by Stockholder and the Proxy by Stockholder and each member of the Stockholder Group will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to Stockholder or any member of the Stockholder Group or by which it, any member of the Stockholder Group, or any of its or their properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any third party (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any Encumbrance or restriction on any of the Subject Securities pursuant to, any contract to which Stockholder or any member of the Stockholder Group is a party or by which Stockholder or any member of the Stockholder Group, or any of their respective affiliates or properties is or may be bound or affected.

            (b)   The execution and delivery of this Stockholder Tender Agreement by Stockholder and the Proxy by Stockholder and each member of the Stockholder Group do not, and the performance of this Stockholder Tender Agreement by Stockholder and the Proxy by Stockholder and each member of the Stockholder Group will not, require any consent or approval of any Person.

          3.3    Title to Securities.    As of the date of this Stockholder Tender Agreement: (a) Stockholder and each member of the Stockholder Group holds of record (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the number of outstanding shares of Company Common Stock set forth under the heading "Shares Held of Record" on the signature page hereof; (b) Stockholder and each member of the Stockholder Group holds (free and clear of any Encumbrances or restrictions except as specifically disclosed on the signature page hereof) the options, warrants and other rights to acquire shares of Company Common Stock set forth under the heading "Options, Warrants and Other Rights" on the signature page hereof; (c) Stockholder and each member of the Stockholder Group Owns the additional securities of the Company set forth under the heading "Additional Securities Beneficially Owned" on the signature page hereof; and (d) neither Stockholder nor any member of the Stockholder Group directly or indirectly Owns any shares of Company Common Stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of Company Common Stock or other securities of the Company, other than the shares and options, warrants and other rights set forth on the signature page hereof.

        SECTION 4.    MISCELLANEOUS

          4.1    Survival of Representations, Warranties and Agreements.    All representations, warranties, covenants and agreements made by Stockholder in this Stockholder Tender Agreement shall survive until the Expiration Date.

          4.2    Expenses.    All costs and expenses incurred in connection with the transactions contemplated by this Stockholder Tender Agreement shall be paid solely by the party incurring such costs and expenses.

          4.3    Notices.    Any notice or other communication required or permitted to be delivered to any party under this Stockholder Tender Agreement shall be in writing and shall be deemed properly delivered, given and received when actually delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

    if to Parent:

    John D. Thomas
    Cubic Corporation
    9333 Balboa Avenue
    San Diego, CA 92123-1592
    Facsimile No. (858) 277-1878

    with copies to:

    William L. Hoese
    Cubic Corporation
    9333 Balboa Avenue
    San Diego, CA 92123-1592
    Facsimile No. (858) 277-1878

    Barbara L. Borden, Esq.
    Cooley Godward llp
    4401 Eastgate Mall
    San Diego, CA 92121
    Facsimile No. (858) 550-6420

    if to the Stockholder:

    at the address set forth below Stockholder's signature on the signature page hereof.

          4.4    Waiver of Appraisal Rights.    Stockholder, for and on behalf of itself and for each member of the Stockholder Group, hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the Delaware General Corporation Law) and any similar rights relating to the Merger or any related transaction that Stockholder or any other Person may have by virtue of the ownership of any outstanding shares of Company Common Stock Owned by Stockholder or any member of the Stockholder Group.

          4.5    No Solicitation.    Subject to Section 4.16, Stockholder agrees that, during the period from the date of this Stockholder Tender Agreement through the Expiration Date, Stockholder shall not, directly or indirectly, and shall ensure that such Stockholder's Representatives and each member of the Stockholder Group and their respective Representatives do not, directly or indirectly: (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal; (ii) furnish any information regarding the Company or any Subsidiary of the Company to any Person in connection with or in response to an Acquisition Proposal; or (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal. Stockholder shall immediately cease and discontinue, and Stockholder shall ensure that such Stockholder's Representatives and each member of the Stockholder Group and their respective Representatives immediately cease and discontinue, any existing discussions with any Person that relate to any Acquisition Proposal.

          4.6    Severability.    If any provision of this Stockholder Tender Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Stockholder Tender Agreement. Each provision of this Stockholder Tender Agreement is separable from every other provision of this Stockholder Tender Agreement, and each part of each provision of this Stockholder Tender Agreement is separable from every other part of such provision.

          4.7    Entire Agreement.    This Stockholder Tender Agreement, the Proxy and any other documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Stockholder Tender Agreement shall be binding upon either party unless made in writing and signed by both parties.

          4.8    Assignment; Binding Effect.    Except as provided herein, neither this Stockholder Tender Agreement nor any of the interests or obligations hereunder may be assigned or delegated by Stockholder or Parent without the prior written consent of the non-assigning party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Stockholder Tender Agreement shall be binding upon, and inure to the benefit of, Stockholder and Stockholder's heirs, estate, executors, personal representatives, successors and assigns (as the case may be), and shall be binding upon, and inure to the benefit of, Parent and its successors and assigns. Without limiting any of the restrictions set forth in Section 2 or elsewhere in this Stockholder Tender Agreement, this Stockholder Tender Agreement shall be binding upon any Person to whom any Subject Securities are Transferred. Nothing in this Stockholder Tender Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

          4.9    Specific Performance.    The parties agree that irreparable damage would occur in the event that any provision of this Stockholder Tender Agreement or the Proxy was, or is, not performed in accordance with its specific terms or was, or is, otherwise breached. Stockholder agrees that, in the event of any breach or threatened breach by Stockholder of any covenant or obligation contained in this Stockholder Tender Agreement or in the Proxy, Parent shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an ex-parte temporary restraining order, a preliminary injunction and a permanent injunction restraining such breach or threatened breach. Stockholder further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 4.9, and Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

          4.10    Non-Exclusivity.    The rights and remedies of Parent under this Stockholder Tender Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Stockholder Tender Agreement, and the obligations and liabilities of Stockholder under this Stockholder Tender Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Stockholder Tender Agreement shall limit any of Stockholder's obligations, or the rights or remedies of Parent, under any agreement between Parent and

  Stockholder; and nothing in any such agreement shall limit any of Stockholder's obligations, or any of the rights or remedies of Parent, under this Stockholder Tender Agreement.

          4.11    Governing Law; Venue.

            (a)   This Stockholder Tender Agreement and the Proxy shall be construed in accordance with, and governed in all respects by, the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

            (b)   Any legal action or other legal proceeding relating to this Stockholder Tender Agreement or the Proxy or the enforcement of any provision of this Stockholder Tender Agreement or the Proxy shall only be brought or otherwise commenced in any state or federal court located in the State of Delaware. Stockholder and Parent each:

              (i)    expressly and irrevocably consent and submit to the exclusive jurisdiction of each state and federal court located in the State of Delaware (and each appellate court located in the State of Delaware), in connection with any such legal proceeding;

              (ii)   agree that service of any process, summons, notice or document by U.S. mail addressed to such Person at the address set forth in Section 4.3 shall constitute effective service of such process, summons, notice or document for purposes of any such legal proceeding;

              (iii) agree that each state and federal court located in the State of Delaware, shall be deemed to be a convenient forum; and

              (iv)  agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the State of Delaware, any claim by either Stockholder or Parent that it is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Stockholder Tender Agreement or the subject matter of this Stockholder Tender Agreement may not be enforced in or by such court.

            (c)   STOCKHOLDER AND PARENT IRREVOCABLY WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LEGAL PROCEEDING RELATING TO THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY OR THE ENFORCEMENT OF ANY PROVISION OF THIS STOCKHOLDER TENDER AGREEMENT OR THE PROXY.

          4.12    Counterparts.    This Stockholder Tender Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          4.13    Captions.    The captions contained in this Stockholder Tender Agreement are for convenience of reference only, shall not be deemed to be a part of this Stockholder Tender Agreement and shall not be referred to in connection with the construction or interpretation of this Stockholder Tender Agreement.

          4.14    Waiver.    No failure on the part of Parent to exercise any power, right, privilege or remedy under this Stockholder Tender Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Stockholder Tender Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim available to Parent arising out of this Stockholder Tender Agreement, or any power, right, privilege or remedy of Parent under this Stockholder Tender Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          4.15    Construction.

            (a)   For purposes of this Stockholder Tender Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

            (b)   The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Stockholder Tender Agreement.

            (c)   As used in this Stockholder Tender Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d)   Except as otherwise indicated, all references in this Stockholder Tender Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Stockholder Tender Agreement and Exhibits to this Stockholder Tender Agreement.

          4.16    Stockholder Capacity.    No person executing this Stockholder Tender Agreement who is a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Without limiting the generality of the foregoing, Stockholder executes this Stockholder Tender Agreement solely in its capacity as Owner of Subject Securities and nothing herein shall limit or affect any actions taken by Stockholder in its capacity as an officer or director of the Company in exercising the Company's rights under the Merger Agreement or in performing such Stockholder's fiduciary obligations in his capacity as a director or officer of the Company, provided, that no obligation of Stockholder to the Company as an officer or director of the Company shall affect, impair or impede Stockholder's obligations under this Stockholder Tender Agreement including the obligation to vote the Subject Securities in accordance with Section 1.2 hereof.

          4.17    Obligation to Exercise Options.    The Stockholder shall not be required to exercise options, warrants or other rights to acquire shares of Company Common Stock that are vested as of the date of this Stockholder Tender Agreement or that become vested prior to the Offer Acceptance Time and that are held by Stockholder or any member of the Stockholder Group (the "Subject Options"); provided, however, the Stockholder hereby covenants and agrees, to immediately exercise, and to cause each member of the Stockholder Group to immediately exercise, all Subject Options and immediately tender all Company Common Stock received upon such exercise if (x) the number of Shares validly tendered and not withdrawn in accordance with the terms of the Offer two business days prior to the expiration date of the Offer (as it may be extended from time to time), together with the Shares then owned by Parent and Merger Sub (if any) (the "Tendered Shares"), do not satisfy the Minimum Condition, and (y) the aggregate number of shares of Company Common Stock issuable upon exercise of the Subject Options Owned collectively by the officers, directors and stockholders of the Company who are parties to Stockholder Tender Agreements, together with the Tendered Shares, would satisfy the Minimum Condition. Notwithstanding anything in this Section 4.17 to the contrary, the Stockholder shall not be required to exercise any Subject Option unless the Subject Option is considered to be "in the money." A Subject Option shall be considered to be "in the money" if the Per Share Amount exceeds the exercise price of such Subject Option.

        SECTION 5.    CERTAIN DEFINITIONS

        For purposes of this Stockholder Tender Agreement:

            (a)   "Company Common Stock" shall mean the common stock, par value $.0.10 per share, of the Company.

            (b)   "Expiration Date" shall mean the earlier of (i) the date upon which the Merger Agreement is terminated, or (ii) the Offer Acceptance Time.

            (c)   Stockholder shall be deemed to "Own" or to have acquired "Ownership" of a security if Stockholder is the: (i) record owner of such security; or (ii) "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

            (d)   "Stockholder Group" shall mean each Person controlled by the Stockholder of any affiliate or associate thereof controlled by the Stockholder, other than the Company and its Subsidiaries.

            (e)   "Subject Securities" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by Stockholder or any member of the Stockholder Group as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which Stockholder or any member of the Stockholder Group acquires Ownership during the period from the date of this Agreement through the Expiration Date.

        A Person shall be deemed to have effected a "Transfer" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein; or (iii) reduces such Person's beneficial ownership interest in or risk relating to any such security.

[SIGNATURE PAGE TO FOLLOW]

        IN WITNESS WHEREOF, Parent and Stockholder have caused this Stockholder Tender Agreement to be executed as of the date first written above.

CUBIC CORPORATION
By:

Name:

Address:

Facsimile:

Shares Held of Record	Options, Warrants and Other Rights	Additional Securities Beneficially Owned

IRREVOCABLE PROXY

        The undersigned stockholder of ECC INTERNATIONAL CORP., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints William W. Boyle, John D. Thomas and CUBIC CORPORATION, a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the outstanding shares of Company Common Stock or other securities of the Company owned of record by the undersigned as of the date of this proxy, which securities are specified on the final page of this proxy, and (ii) any and all other shares of Company Common Stock or other securities of the Company which the undersigned may acquire on or after the date hereof. (The shares of the Company Common Stock or other securities of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to in this proxy as the "Shares"). Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

        This proxy is irrevocable, is coupled with an interest and is granted in connection with the Stockholder Tender Agreement, dated as of the date hereof, between Parent and the undersigned (the "Stockholder Tender Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, CDA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Stockholder Tender Agreement.

        The proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and in any action by written consent of the stockholders of the Company at any time until the earlier to occur of (i) the termination of the Merger Agreement, or (ii) the Offer Acceptance Time:

                (i)  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement;

               (ii)  against any action or agreement that would cause any provision contained in Section 7 or Annex I of the Merger Agreement to not be satisfied; and

             (iii)  against the following actions (other than the Offer, the Merger and the transactions contemplated by the Merger Agreement): (A) any Acquisition Proposal (B) any change in a majority of the members of the board of directors of the Company, other than any change contemplated by Section 1.3 of the Merger Agreement; or (C) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or this Stockholder Tender Agreement.

        The undersigned may vote the Shares on all other matters.

        This proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of the undersigned (including any transferee of any of the Shares).

        If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

        This proxy shall terminate upon the earlier of the termination of the Merger Agreement and the Offer Acceptance Time.

Dated: August 20, 2003

[Name of Stockholder]
[Address]
[Fax Number]
Number of shares of common stock of the Company owned of record or beneficially as of the date of this irrevocable proxy:

QuickLinks

STOCKHOLDER TENDER AGREEMENT